AMENDMENT TO

                             PARTICIPATION AGREEMENT


The Participation Agreement (the "Agreement"), dated as of May 1, 2003, as amended, by and among AIM Variable Insurance Funds, a Delaware trust; A I M Distributors, Inc., a Delaware corporation; Jefferson National Life Insurance Company, a Texas life insurance company and Inviva Securities Corporation, is hereby amended as follows:

         1. The "Separate Accounts Utilizing the Funds" portion of Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SEPARATE ACCOUNTS UTILIZING THE FUNDS

o    Jefferson National Life Annuity Account C

o    Jefferson National Life Annuity Account E

o    Jefferson National Life Annuity Account F

o    Jefferson National Life Annuity Account G

o    Jefferson National Life Annuity Account H

o    Jefferson National Life Annuity Account I

o    Jefferson National Life Annuity Account J

o    Jefferson National Life Annuity Account K

o    Jefferson National Life Account L

        2. The "Contracts Funded by the Separate Accounts" portion of Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

o    22-4025 (Individual)

o    32-4000 (Group)

o    22-4047/32-4003 (Achievement)

o    22-4048/32-4002 (Educator)

o    22-4061

o    22-4056

o    CVIC-2000 or -2001(state specific)

o    CVIC-2004 or -2005(state specific)

o    JNL-2100

o    JNL-2200

o    CVIC-1001 and -1003

o    JNL-22-4061

o    JNL-2000

o    JNL-2004

o    JNL-2300

o    JNL-2300-1

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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2006


                                       AIM VARIABLE INSURANCE FUNDS


                                       By:
                                                --------------------------------

                                       Name:
                                                --------------------------------

                                       Title:
                                                --------------------------------


                                       A I M DISTRIBUTORS, INC.


                                       By:
                                                --------------------------------

                                       Name:
                                                --------------------------------

                                       Title:
                                                --------------------------------


                                       JEFFERSON NATIONAL LIFE INSURANCE COMPANY


                                       By:
                                                --------------------------------

                                       Name:    Craig A. Hawley

                                       Title:   General Counsel & Secretary


                                       INVIVA SECURITIES CORPORATION


                                       By:
                                                --------------------------------

                                       Name:    Craig A. Hawley

                                       Title:   President

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